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EXHIBIT (h)(3)

                                     FORM OF

                                   SCHEDULE A

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                           AMERICAN PERFORMANCE FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                                  JULY 1, 2004

                   AMENDED AND RESTATED AS OF JANUARY 20, 2006

FUNDS

          U.S. Treasury Fund
          Institutional U.S. Treasury Fund
          Cash Management Fund
          Institutional Cash Management Fund
          Institutional Tax-Free Money Market Fund
          Intermediate Tax-Free Bond Fund
          Short-Term Income Fund
          Intermediate Bond Fund
          Bond Fund
          Balanced Fund
          U.S. Tax-Efficient Large Cap Equity Fund
          Growth Equity Fund
          U.S. Tax-Efficient Small Cap Equity Fund
          U.S. Large Cap Equity Fund+
          U.S. Mid Cap Equity Fund+
          U.S. Small Cap Equity Fund+
          U.S. Tax-Efficient Mid Cap Equity Fund+

+ As of January 20, 2006 these Funds have not commenced operations. Until each such Fund commences operation, services will not be rendered and expenses will not be incurred under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Schedule A to be fully executed as January 20, 2006.

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BOK INVESTMENT ADVISERS, INC.           BISYS FUND SERVICES OHIO, INC.


By:                                     By:
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Title:                                  Title:
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AGREED AND ACKNOWLEDGED:

AMERICAN PERFORMANCE FUNDS


By:
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Title:
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